Exhibit 10.18

THIRD AMENDMENT
TO THE
SAN JOSE WATER COMPANY CASH BALANCE
EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN
(Amended and Restated on January 25, 2012, Effective as of January 1, 2012)
WHEREAS, San Jose Water Company (the “Company”) maintains the San Jose Water Company Cash Balance Executive Supplement Retirement Plan (the “Cash Balance SERP”);
WHEREAS, SJW Corp., the corporate parent of the Company, will be merged with and into SJW Group, Inc., a Delaware corporation, which thereafter will change its name to SJW Group, for the purpose of changing the state of incorporation of SJW Corp. from California to Delaware (collectively, the “Merger”); and
WHEREAS, the Company wishes to amend the Cash Balance SERP to reflect the Merger.
NOW, THEREFORE, the Cash Balance SERP is hereby amended as follows to be effective upon consummation of the Merger:
1.All references to “SJW Corp.” in the Cash Balance SERP shall be replaced with references to “SJW Group”.
2.Section 1.27 is amended in its entirety to read as follows:
1.27    SJW Group The term “SJW Group” means SJW Group, a Delaware corporation which is the corporate parent of the Company, or any successor to all or a major portion of the assets or business of the SJW Group.
2.Except as expressly modified by this Third Amendment, all the terms and provisions of the Cash Balance SERP shall continue to remain in full force and effect.
[Signature Page Follows]

DB2/ 26294479.4

IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed on this 26th day of October, 2016.

SAN JOSE WATER COMPANY

By:	/s/ W. Richard Roth
W. Richard Roth, Chief Executive Officer and
Chairman of the Board of Directors

DB2/ 26294479.4	[Signature Page to the Third Amendment to the Cash Balance SERP]